UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2021

AMERICAN BIO MEDICA CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-28666	14-1702188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY	12106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 518-758-8158

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ABMC	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 1.01.
Entry into a Material Definitive Agreement

On February 24, 2021 (the “Closing Date”), American Bio Medica Corporation (the “Company”) completed a transaction related to one-year Extension Agreements dated February 14, 2021 (the “Extension Agreement(s)”) with Cherokee Financial, LLC (“Cherokee”) under which Cherokee extended the due date of the Company’s credit facilities; a Loan and Security Agreement with Cherokee ($900,000) and a 2019 Term Loan with Cherokee ($220,000).

Loan and Security Agreement with Cherokee Financial, LLC

This facility was a 5 year note executed on February 15, 2015, at a fixed annual interest rate of 8% plus a 1% annual oversight fee, interest only and oversight fee paid quarterly with first payment being made on May 15, 2015, annual principal reduction payment of $75,000 due each year beginning on February 15, 2016, with a final balloon payment being due on February 15, 2020 (“Cherokee LSA”). In February 2020, the Cherokee LSA was extended for one year (until February 15, 2021) under the same terms and conditions. The Cherokee LSA is collateralized by a first security interest in building, land and property.

Under the terms of this latest extension agreement, the $900,000 (secured) Cherokee LSA was increased to $1,000,000 to include a $100,000 penalty that was due as a result of the Company being unable to pay back the principal balance to Cherokee on February 15, 2021. The annual interest rate on the extended Cherokee LSA will be fixed at 10% plus a 1% annual oversight fee, interest only and oversight fee paid quarterly with the first payment being due on May 15, 2021. If the Company doesn’t pay off the principal on or before February 15, 2022, there will be an 8% delinquent fee charged. This delinquent fee will only apply to whatever the principal balance is on February 15, 2022. If the Company pays any portion (or all) of the principal back, the 8% fee will not be due on the prepaid amounts. The Company can prepay all of part of the facility back prior to February 15, 2022 with no penalty.

Cantone Research, Inc. will earn a 3% fee on the extended principal of $900,000 (or $27,000) for their services related to securing the extension with Cherokee investors. This 3% service fee will be “rebated” when/if the Company prepays any, or a portion, of the loan. As an example, if the Company makes a principal reduction payment of $100,000, only $97,000 in cash will need to be remitted to Cherokee to have the $100,000 taken off the principal balance.

2019 Term Loan with Cherokee Financial, LLC

1 year note at an annual fixed interest rate of 18% paid quarterly in arrears with first interest payment being made on May 15, 2019 and a balloon payment being due on February 15, 2020 (the “2019 Cherokee Term Loan”). In February 2020, the 2019 Cherokee Term Loan was extended for one year (until February 15, 2021) under the same terms and conditions. A penalty of $20,000 was added to the principal (of $200,000) on February 15, 2020 in connection with the extension of the 2019 Cherokee Term Loan, bringing the principal to $220,000.

Under the terms of this latest extension agreement, the 2019 Cherokee Term Loan Cherokee LSA was increased to $240,000 to include a $20,000 penalty that was due as a result of the Company being unable to pay back the principal balance to Cherokee on February 15, 2021. The annual interest rate under the 2019 Cherokee Term Loan will remain fixed at 18% paid quarterly in arrears with first interest payment with the first payment being due on May 15, 2021. If the Company doesn’t pay off the principal on or before February 15, 2022, there will be an 8% delinquent fee charged. This delinquent fee will only apply to whatever the principal balance is on February 15, 2022. If the Company pays any portion (or all) of the principal back, the 8% fee will not be due on the prepaid amounts. The Company can prepay all of part of the facility back prior to February 15, 2022 with no penalty.

No common stock was issued in connection with the extensions.

The Company also agreed to pay Cherokee’s legal fees in the amount of $1,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

Dated: March 3, 2021	By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse
Chief Executive Officer (Principal Executive Officer) Principal Financial Officer